Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts,” and to the use of our report dated March 31, 2021, with respect to the financial statements of Liberty Energy, LLC included in this Registration Statement on Form S-4 and related Prospectus.

/s/ Ernst & Young LLP
Boston, MA
September 13, 2021